As filed with the Securities and Exchange Commission on
                                March 14, 2005
                           Registration No. 333-

                                   ----------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             GLOBAL PHARMATECH, INC.
                                   ----------
             (Exact name of registrant as specified in its charter)

                Delaware                                    33-0976805
    -------------------------------                    --------------------
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                    Identification No.)

                              89 Ravine Edge Drive
                     Richmond Hill, Ontario, Canada L4E 4J6

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               (Address of Principal Executive Offices) (Zip Code)

                      Shares Issued for Consulting Services

               ----------------------------------------------------
                            (Full title of the plans)

                          Xiaobo Sun, President and CEO
                             Global Pharmatech, Inc.
                              89 Ravine Edge Drive
                     Richmond Hill, Ontario, Canada L4E 4J6

               ----------------------------------------------------
                     (Name and address of agent for service)

                                 (905) 787-8225

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          (Telephone number, including area code, of agent for service)

                                   copies to:
                             Mitchell Nussbaum, Esq.
                                 Loeb & Loeb LLP
                                 345 Park Avenue
                             New York, NY 10154-0037
                                Tel: 212-407-4000

Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

                         CALCULATION OF REGISTRATION FEE

                                              Proposed
                                               Maximum      Proposed
Title of Each                               Offering Price  aggregate       Amount of
class of securities          Amount to be    per share (1)  offering       Registration
to be Registered              registered         (2)          price          fee (1)
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Common Stock,
$.0001 par value                50,000         $2.80        $140,000         $16.48

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(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the last price per share of our common stock on [March 3], 2005, a date within five (5) days prior to the date of filing of this registration statement, as reported by the Pink Sheets.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) This registration statement shall also cover any additional shares of our common stock which become issuable pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

Documents Incorporated by Reference            [X]   Yes     [  ]    No

                                     PART II

Item 3.     Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement and made a part hereof:

(a) Our Registration Statement SB-2 (and all amendments thereto) and all Exhibits thereto filed pursuant to Securities Act of 1933, as amended (the "1933 Act") (File No. 333-67884).

(b) Our Annual Report on Form 10-KSB for the year ended March 31, 2004 and filed pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 005-78248).

(c) Our Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005 filed pursuant to Section 15(d) of the Exchange Act.


(c) Our Current Reports on Form 8-K dated July 13, 2004, December 6, 2004, December 27, 2004, January 4, 2005, January 4, 2005, January 28, 2005, February 4, 2005, February 15, 2005 and February 28, 2005, and Current Report on Form 8-K/A dated July 13, 2004, as filed with the Securities and Exchange Commission (the "Commission").


         In addition, all other documents filed by us after the date of this registration statement under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to the registration statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in the registration statement and to be part thereof from the date of filing of such documents, shall be deemed incorporated by reference in this registration statement and shall be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 4.      Description of Securities.

Not Applicable.

Item 5.      Interest of Named Experts and Counsel.

Not Applicable.

Item 6.      Indemnification of Directors and Officers.

Our Certificate of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Delaware law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Certificate of Incorporation provides for the elimination, to the extent permitted by Delaware law, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.      Exemption From Registration Claimed.

Not Applicable.

Item 8.      Exhibits.

Exhibit
Description                      Description
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4.1 Compensation Agreement, dated March 14, 2005, between the Company and Simon Thurlow

5.1         Consent and Opinion of Loeb & Loeb LLP

23.1        Consent of Aaron Stein, Certified Public Accountant

23.2        Consent of Loeb & Loeb LLP (contained in its opinion filed as
            Exhibit 5.1 to this Registration Statement

Item 9.      Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Item 310(b) of Registration S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

(7) To transmit or cause to be transmitted to all employees participating in the Plans who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned on this 14th day of March, 2005.

                                           GLOBAL PHARMATECH, INC.

                                           /s/ Xiaobo Sun
                                           ---------------------------
                                           Xiaobo Sun
                                           President and Chief Executive Officer

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Xiaobo Sun her (his) attorney-in-fact, each with the power of substitution, for her (him) in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                 Signature                                       Title                           Date
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/s/ Xiaobo Sun                                President, Chief Executive Officer and        March 14, 2005
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 Xiaobo Sun                                   Director (Principal Executive Officer)

/s/ Zongsheng Zhang                           Chief Financial Officer                       March 14, 2005
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 Zongsheng Zhang                              (Principal Financial Officer)

/s/ Lianquin Qu                               Director and Chairman of the Board            March 14, 2005
------------------------------------------
 Lianquin Qu

                                INDEX TO EXHIBITS

Exhibit
Description                      Description
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4.1 Compensation Agreement, dated March 14, 2005, between the Company and Simon Thurlow

5.1         Consent and Opinion of Loeb & Loeb LLP

23.1        Consent of Aaron Stein, Certified Public Accountant

23.2        Consent of Loeb & Loeb LLP (contained in its opinion filed as
            Exhibit 5.1 to this Registration Statement)